EXHIBIT 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of 3D Systems Corporation:

We consent to the incorporation by reference in this Registration Statement of 3D Systems Corporation on Form S-8 of our reports dated March 5, 2001, appearing in the Annual Report on Form 10-K of 3D Systems Corporation for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
February 27, 2002